Exhibit 99.1

Convey Health Solutions Holdings, Inc. Appoints Paul V. Campanelli to Board of Directors

FORT LAUDERDALE, Fla., February 15, 2022 /PRNewswire/ -- Convey Health Solutions Holdings, Inc. (NYSE: CNVY) (“Convey”), a leading healthcare technology and services company, today announced the appointment of Paul Campanelli to its Board of Directors (“Board”).

Mr. Campanelli has approximately 30 years of experience in the healthcare industry, including leadership positions in both publicly held and private equity controlled companies. Mr. Campanelli previously served as Chairman of the Board of Endo International (“Endo”) from November 2019 to June 2021, and previously served as President and Chief Executive Officer of Endo from September 2016 to March 2020. While acting as Chief Executive Officer, Mr. Campanelli focused on executing Endo's strategy to improve productivity, simplify its business, and increase the value of the company's US Branded, US Generics and international pharmaceutical assets.

Prior to joining Endo, Mr. Campanelli served as Chief Executive Officer of Par Pharmaceutical Companies, Inc. (“Par”), following Par's September 2012 acquisition by TPG. Mr. Campanelli's success in growing Par culminated in the acquisition of Par by Endo in 2015 for over $8 billion.

Prior to his tenure as Par's Chief Executive Officer, Mr. Campanelli served as Chief Operating Officer and President of Par Pharmaceutical, Inc., Par’s generics division. Prior to joining Par, Paul served as Vice President, Business Development at Dr. Reddy's Laboratories Ltd.

“We’re excited to have Paul join Convey and to leverage his extensive experience, operating success and leadership in the healthcare industry,” said Stephen Farrell, CEO for Convey. “I look forward to Paul’s vision and insights as Convey drives better clinical, operating, and financial outcomes for our clients through our best-in-class technology and services.”

Mr. Campanelli said, “I am thrilled to join a company that brings innovative solutions to the health plan market and improves the member experience. I look forward to doing my part to help Convey succeed.”

Mr. Campanelli will serve as a Director on Convey’s Board and will participate on the Board’s Audit Committee.

About Convey Health Solutions

Convey Health Solutions is a specialized healthcare technology and services company that is committed to providing clients with healthcare-specific, compliant member support solutions utilizing technology, engagement, and analytics. Convey Health Solutions' administrative solutions for government-sponsored health plans help to optimize member interactions, ensure compliance, and support end-to-end Medicare processes. By combining its best-in-class, built-for-purpose technology platforms with dedicated and flexible business process solutions, Convey Health Solutions creates better business results and better healthcare consumer experiences on behalf of business customers and partners. Convey Health Solutions' clients include some of the nation's leading health insurance plans and pharmacy benefit management firms. Their healthcare-focused teams help several million Americans each year to navigate the complex Medicare Advantage and Part D landscape. To learn more about Convey Health Solutions, please visit www.ConveyHealthSolutions.com.

Forward-Looking Statements

This press release contains forward-looking statements. Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth and strategies, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan” and other words and terms of similar meaning. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about Convey, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Convey’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Such statements speak only as of the time when made, and Convey undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact

Tom Pelegrin

Senior Vice President & Chief Revenue Officer

investorrelations@conveyhs.com